Exhibit 21



                            Belcrest Capital Fund LLC
                                  Subsidiaries


         Name                                    Jurisdiction of Incorporation
         ----                                    -----------------------------

Belcrest Realty Corporation                                Delaware

Belcrest Realty Subsidiary LLC                             Delaware

Bel Santa Ana LLC                                          Delaware

Bel Santa Ana Management LLC                               Delaware

Bel Alliance Properties LLC                                Delaware